SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 20, 2001

Varian Medical Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction	(Commission File	(IRS Employer

of Incorporation)	Number)	Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On August 20, 2001, Varian Medical Systems, Inc. (the “Company”) issued a press release announcing that its Board of Directors had authorized the repurchase by the Company of up to one million shares of its stock over the next 12 months. Shares will be retired and cancelled upon repurchase.

     A copy of the press release is attached as an exhibit hereto and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

99.01	Press Release dated August 20, 2001

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ Elisha W. Finney

Name: Title:	Elisha W. Finney Vice President, Finance and Chief Financial Officer

Dated: August 20, 2001

EXHIBIT INDEX

Number	Exhibit

99.01	Press Release dated August 20, 2001